                                                                     EXHIBIT 2.2


                         AGREEMENT AND PLAN OF MERGER



          THIS AGREEMENT AND PLAN OF MERGER ("Plan" or "Merger Agreement") dated as of July __, 1997, between HAVENWOOD ACQUISITION CORP., a Texas corporation ("Newco"), and IWC SERVICES, INC., a Texas corporation ("IWC"). Newco and IWC are hereinafter collectively referred to as the "Constituent Corporations."

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, Newco is a corporation duly organized and existing under the laws of the State of Texas, having filed its Articles of Incorporation in the office of the Secretary of State of Texas on July __, 1997, and having total authorized capital stock of 1,000 shares of common stock, $0.01 par value ("Newco Stock"), of which 1,000 shares are issued and outstanding and owned by HAVENWOOD VENTURES, INC., a Delaware corporation ("Havenwood"); and

          WHEREAS, IWC is a corporation duly organized and existing under the laws of the State of Texas, having filed its Articles of Incorporation in the office of the Secretary of State of Texas on May ___,1995 and having an authorized structure that includes (i) 50,000,000 shares of common stock, $0.01 par value ("IWC Common"), of which 6,740,000 shares are issued and outstanding;
(ii) 5,000,000 shares of Preferred Stock, $0.01 par value ("IWC Preferred") of which no shares are issued and outstanding; warrants to purchase a presently indeterminate number of shares of IWC Common having an aggregate value of $3,000,000 based on a conversion price equal to one-half of the average closing bid price of the IWC Common during the 60-day period commencing 30 days after the completion of a public stock offering or business combination transaction that results in the creation of a public market for the IWC Common ("IWC Warrants"); and options to purchase 850,000 shares of IWC Common at a price of $1.00 per share ("IWC Options"). The IWC Common; IWC Preferred, IWC Warrants and IWC Options are referred to herein, collectively, as the "IWC Securities").

          WHEREAS, the respective Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and their shareholders that Newco be merged with and into IWC, which shall be the surviving corporation, as authorized by the statutes of the State of Texas and pursuant to the terms and conditions hereinafter set forth, and each such Board has duly approved this Agreement and Plan of Merger;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms of the merger (the "Merger") provided by this Merger Agreement, the mode of carrying the same into effect and such other details and provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval or adoption of this Merger Agreement by the requisite vote of the shareholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows:

                                   ARTICLE I
                                  THE MERGER

          SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Texas Law, at the Effective Time (as defined in Section 1.02), Newco shall be merged with and into IWC. As a result of the Merger, the separate corporate existence of Newco shall cease and IWC shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The name of the Surviving Corporation shall remain "IWC SERVICES, Inc."

          SECTION 1.02. Effective Time. As promptly as practicable after the approval hereof by the shareholders of each Constituent Corporation and the execution and delivery of this Agreement by each of the parties hereto, the parties hereto shall cause the Merger to be consummated by filing of articles of merger (the "Articles of Merger") with the Secretary of State of the State of Texas, in such form as required by, and executed in accordance with the relevant provisions of, Texas Law (the date and time of such filing being the "Effective Time").

          SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Texas Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Newco and IWC shall vest in the Surviving Corporation, and all debts, liabilities and duties of Newco and IWC shall become the debts, liabilities and duties of the Surviving Corporation.

          SECTION 1.04. Articles of Incorporation; By-Laws. At the Effective Time, the Articles of Incorporation and the By-laws of IWC, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation; provided that Article IV of the Articles of Incorporation of IWC shall be amended as follows to reflect that after the Merger the capitalization of IWC shall be 1,000 shares of Common Stock issued to and outstanding in the name of Havenwood:

          "The total number of shares of all classes of stock which the corporation shall be authorized to issue is one thousand (1,000) shares of common stock, $0.01 par value per share."

          SECTION 1.05. Directors and Officers. The directors of IWC immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of IWC immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE II
              CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

          SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Newco, IWC or the holders of any of the following securities:

          (a) Each share of IWC Common issued and outstanding immediately prior to the Effective Time, excluding any treasury shares held by IWC, shares held by Havenwood and Dissenting Shares (as defined in Section 2.04), if any, shall be converted into the right to receive 2.3 shares (the "Common Stock Exchange Ratio") of fully paid, nonassessable shares of Havenwood Common.

          (b) Each IWC Warrant issued and outstanding immediately prior to the Effective Time shall be converted into a substantially identical warrant to purchase shares of Havenwood Common ("Havenwood Warrant") so that the holders of the IWC Warrants, as a group, shall have the right to purchase $3,000,000 of Havenwood Common valued at one-half of the average closing bid price of the Havenwood Common during the 60-day period commencing 30 days after the effective time.

          (c) Each IWC Option outstanding immediately prior to the Effective Time shall be converted into an option to purchase Havenwood Common ("Havenwood Option") exercisable for that number of shares of Havenwood Common equal to the product of the number of shares of IWC Common covered by IWC Warrants immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio rounded up to the nearest whole number of shares of Havenwood Common, and the per share exercise price for the shares of Havenwood Common issuable upon the exercise of such Havenwood Warrant shall be equal to the quotient determined by dividing the exercise price per share of IWC Common specified for such IWC Warrant under the applicable option agreement immediately prior to the Effective Time by the Common Stock Exchange Ratio rounding the resulting exercise price down to the nearest whole cent. The date of grant of a Havenwood Option issued in exchange for an IWC Option shall be deemed to be the date on which such IWC Warrant was originally granted. Havenwood Options issued in exchange for IWC Options pursuant hereto shall have the same schedule of vesting (or acceleration) as applies to such IWC Options.

          (d) All IWC Securities shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such IWC Securities shall thereafter represent the right to receive the Merger Consideration (as defined in Section 2.02(b) below). The holders of certificates previously evidencing IWC Securities outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such IWC Securities, except as otherwise provided herein or by law. Such certificates previously evidencing IWC Securities shall be exchanged for certificates evidencing shares of Havenwood Common, Havenwood Warrants or Havenwood Options (collectively, the "Havenwood Securities"), as appropriate, issued in consideration therefor in accordance with the allocation procedures of this Section 2.01 and upon the surrender of such certificates in accordance with the provisions of Section 2.02.

          (e) All IWC Securities held in the treasury of IWC and all IWC Securities owned by Havenwood or any direct or indirect wholly owned subsidiary of Havenwood or of IWC immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. As of the date hereof, Newco has deposited, or caused to be deposited, with _______________________ (the "Exchange Agent"), for the benefit of the holders of IWC Securities, for exchange in accordance with this Article II through the Exchange Agent (i) certificates evidencing such number of shares of Havenwood Common equal to the Common Stock Exchange Ratio multiplied by the number of shares of IWC Common; (ii) certificates representing Havenwood Warrants that are equivalent in all material respects to the outstanding IWC Warrants; and (iii) Havenwood Options evidencing the right to purchase such number of shares of Havenwood Common equal to the Common Stock Exchange Ratio multiplied by the number of shares of IWC Common represented by IWC Options at an exercise price determined in accordance with Section 2.01(c). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Havenwood Securities to the holders of IWC Securities.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, IWC will instruct the Exchange Agent to mail to each holder of record of IWC Securities (other than Dissenting Shares) (all stock certificates, warrants and other documents evidencing IWC Options being collectively, the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as IWC may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing Havenwood Securities. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (i) certificates evidencing that number of shares of Havenwood Common which such holder has the right to receive in respect of the shares of IWC Common; (ii) Havenwood Warrants evidencing the right to purchase that number of shares of Havenwood Common which such holder has the right to receive in respect of IWC Warrants; and (iii) Havenwood Options evidencing the right to purchase that number of shares of Havenwood Common which such holder has the right to receive in respect of IWC Options. in each case in accordance with Section 2.01 (such Havenwood Common, Havenwood Warrants and Havenwood Options being collectively, the "Merger Consideration") and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of IWC Securities, an IWC Warrant or an IWC Option which transfer is not registered in the transfer records of IWC, a certificate evidencing the proper number of shares of Havenwood Common, a Havenwood Warrant or a Havenwood Option, as appropriate, may be issued in accordance with this Article II to a transferee if the Certificate evidencing such IWC Common, IWC Warrant or IWC Option is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated in this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Merger Consideration.

          (c) No Further Rights in IWC Common, IWC Warrants or IWC Options. All Havenwood Common, Havenwood Warrants and Havenwood Options issued upon conversion of IWC Common, IWC Warrants or IWC Options in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the previously issued and outstanding IWC Common, IWC Warrants and IWC Options.

          SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of IWC shall be closed and there shall be no further registration of transfers of shares of IWC Securities thereafter on the records of IWC. On or after the Effective Time, any Certificates presented to the Exchange Agent for any reason shall be converted into the Merger Consideration.

          SECTION 2.04. Dissenting Shares. If required under Texas Law, notwithstanding any other provisions of this Agreement to the contrary, IWC Securities that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Texas Law (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of the IWC Securities held by them in accordance with the provisions of such sections of Texas Law, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such IWC Securities under such sections of Texas Law shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive Havenwood Securities, upon surrender, in the manner provided in Section 2.02, of the certificate or certificates that formerly evidenced such IWC Securities.

                                  ARTICLE III
                   APPROVAL AND EFFECTIVE TIME OF THE MERGER

     The Merger shall become effective when certified, executed and acknowledged in accordance with the Texas Corporations Law and appropriate Articles of Merger shall be filed and recorded in the office of the Secretary of State of the State of Texas.

                                  ARTICLE IV
                           MISCELLANEOUS PROVISIONS

          (a) For the convenience of the parties, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

          (b) It is the intention of the parties that the internal laws, and not the laws of conflicts, of the State of Texas shall govern the enforceability and validity of this Merger Agreement, the construction of its terms and the interpretation of the rights and duties of the parties; provided, however, that with respect to matters of law concerning the internal affairs of any entity that is a party to or the subject of this Merger Agreement the law of the jurisdiction of organization of such entity shall govern.

          (c) This Merger Agreement may not be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

          IN WITNESS WHEREOF, IWC has caused this Merger Agreement to be signed by its President and attested by its Secretary and its corporate seal to be affixed hereto pursuant to authorization contained in a resolution adopted by its Board of Directors approving this Merger Agreement, and Newco has caused this Merger Agreement to be signed by its President and attested by its Secretary and its corporate seal to be affixed hereto pursuant to authorization contained in a resolution adopted by its Board of Directors approving this Merger Agreement, all on the date first above written.

                                            HAVENWOOD ACQUISITION CORP.



                                                 /s/ JOHN L. PETERSEN
                                            By: ________________________________

                                                    John L. Petersen
                                            Name: ______________________________

                                                    President
                                            Title: _____________________________

Attest:_______________________
___________________, Secretary

                                            IWC SERVICES, INC.



                                                 /s/ BRIAN KRAUSE
                                            By: ________________________________

                                                    Brian Krause
                                            Name: ______________________________

                                                    President
                                            Title: _____________________________
Attest:_______________________
___________________, Secretary

     IN WITNESS WHEREOF, the undersigned Vice-President of the Disappearing Corporation, executes these Articles of Merger and verify that the statements contained herein are true and complete and are the act and deed of the constituent corporations this the ____ day of July, 1997.

                                            HAVENWOOD ACQUISITION CORP.


                                                  /s/ CHARLES T. PHILLIPS
                                            By: ________________________________

                                                    Charles T. Phillips
                                            Name: ______________________________

                                                    Vice President
                                            Title: _____________________________

         /s/ SHIRLEY PEARCE
Attest: ________________________
_____________________, Secretary



STATE OF TEXAS     (S)
                   (S)
COUNTY OF HARRIS   (S)


     On this ____ day of July, 1997, before me, ROBIN CARTMELL, the undersigned officer, personally appeared Charles Phillips, known personally to me to be the Vice-President of Havenwood Acquisition Corp. and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation as such officer.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                              /s/ ROBIN CARTMELL
                                            ____________________________________
                                            Notary Public in and for the
                                            State of T E X A S

                              ARTICLES OF MERGER
                                      OF
                        HAVENWOOD ACQUISITION CORP. AND
                              IWC SERVICES, INC.


     The undersigned officer of the Surviving Corporation to a Plan of Merger submits the following Articles of Merger pursuant to the provisions of Article
5.04 of the Texas Business Corporations Act ("TBCA").


                                   ARTICLE I
                                     NAME

     The name and place of incorporation of each constituent corporation is:

     A. HAVENWOOD ACQUISITION CORP., a Texas corporation (the "Disappearing Corporation");

     B.   IWC SERVICES, INC., a Texas corporation (the "Surviving Corporation").


                                  ARTICLE II
                        ADOPTION OF THE PLAN OF MERGER

     The respective Boards of Directors of the Surviving Corporation and the Disappearing Corporation have duly and validly adopted the Plan of Merger, containing the information required by Article 5.02 of the TBCA has been adopted by the board of directors of each corporation that is a party to the merger.


                                  ARTICLE III
                               OUTSTANDING STOCK

     On the date of notice of the special meeting called to consider the Plan of Merger, there were outstanding shares of stock in the constituent corporations the numbers and designations of which are as follows:

     A. The Surviving Corporation had six million, one hundred seventy-eight thousand, nine hundred forty-seven (6,740,000) outstanding shares of common stock, par value $0.01 per share, each share being entitled to one (1) vote for a total six million, one hundred seventy-eight thousand, nine hundred forty-seven (6,740,000) votes entitled to be cast for or against the Plan of Merger;

     B. The Disappearing Corporation had One Thousand (1,000) outstanding shares of common stock, par value $0.01 per share, each share being entitled to one (1) vote for a total of One Thousand (1,000) votes entitled to be cast for or against the Plan of Merger.

                                  ARTICLE IV
                             STOCKHOLDER APPROVAL

    The Plan of Merger was duly submitted to the stockholders of the Surviving Corporation, in accordance with the laws of the State of Texas, and the stockholders of the Disappearing Corporation in accordance with the laws of the State of Texas, and approved thereby. The stockholders of the Surviving Corporation cast six million, one hundred seventy-eight thousand, nine hundred forty-seven (6,740,000) in favor and no (0) votes against the Plan of Merger and the stockholders of the Disappearing Corporation cast One Thousand (1,000) votes in favor and no (0) votes against the Plan of Merger which votes cast in favor thereof are of a sufficient number for the approval of the Plan of Merger by the constituent corporations.


                                   ARTICLE V
                  AMENDMENTS TO THE ARTICLES OF INCORPORATION
                         OF THE SURVIVING CORPORATION

     The Articles of Incorporation of the Surviving Corporation shall continue as the Articles of Incorporation of the Surviving Corporation in all respects; except, that on the effective date of the Merger, Article IV of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows:

     "The total number of shares of all classes of stock which the corporation shall be authorized to issue is one thousand (1,000) shares of common stock, $0.01 par value per share."


                                  ARTICLE VI
                                PLAN OF MERGER

     A. A copy of the Plan of Merger is attached hereto as "Exhibit A" and incorporated herein by this reference.

     IN WITNESS WHEREOF, the undersigned President and Secretary of the Surviving Corporation, execute these Articles of Merger and verify that the statements contained herein are true and complete and are the act and deed of the constituent corporations this the ____ day of July, 1997.

                                            IWC SERVICES, INC.


                                                 /s/ BRIAN KRAUSE
                                            By: ________________________________

                                                    Brian Krause
                                            Name: ______________________________

                                                    President
                                            Title: _____________________________
        /s/ JENNIFER LANE
Attest:_______________________
___________________, Secretary



STATE OF TEXAS     (S)
                   (S)
COUNTY OF HARRIS   (S)


     On this 25th day of July, 1997, before me, SHIRLEY PEARCE, the undersigned officer, personally appeared ___________ and JENNIFER LANE, known personally to me to be the President and Secretary, respectively, of IWC SERVICES, INC., and that they, as such officers, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officers.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                                    /s/ SHIRLEY PEARCE
________________________________________________________________________________
                                                    Notary Public in and for the
                                                    State of T E X A S